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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              TRAVELERS GROUP INC.
             (Exact name of registrant as specified in its Charter)

         Delaware                                        52-1568099
(State of incorporation or organization)    (I.R.S. Employer Identification no.)


388 Greenwich Street
New York, New York                                          10013
(Address of principal executive offices)                 (zip code)

If this form relates to the registration         If this form relates to the
Section of a class of securities                 registration of a class of
pursuant to 12(b) of the Exchange Act            securities pursuant to Section
and is effective upon filing pursuant to         12(g) of the Act and is effec-
General Instruction A.(c) please check           tive pursuant to General
the following box. [ X ]                         Instruction A.(d) please check
                                                 the following box.    [    ]

Securities Act registration statement file number to which this form relates:
333-56589 Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of Each Exchange on Which
         to be so Registered                      Each Class is to be Registered

Depositary Shares, each representing a            New York Stock Exchange
one-tenth interest in a share of
Adjustable Rate Cumulative Preferred
Stock, Series Q

Depositary Shares, each representing a            New York Stock Exchange
one-tenth interest in a share of
Adjustable Rate Cumulative Preferred
Stock, Series R


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Depositary Shares, each representing a            New York Stock Exchange
one-tenth interest in a share of 8.30%
Noncumulative Preferred Stock, Series S

Depositary Shares, each representing a            New York Stock Exchange
one-tenth interest in a share of 8-1/2%
Noncumulative Preferred Stock, Series T

Depositary Shares, each representing a            New York Stock Exchange
one-tenth interest in a share of 7-3/4%
Cumulative Preferred Stock, Series U


Securities to be registered pursuant to Section 12(g) of the Act:

                                                         (None)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         A description of the Registrant's securities to be registered hereunder appears under the heading "DESCRIPTION OF CITIGROUP CAPITAL STOCK FOLLOWING THE MERGER" in the Joint Proxy Statement/Prospectus of the Registrant and Citicorp in connection with the merger (the "Merger") of Citicorp with and into a wholly owned subsidiary of the Registrant (the "Joint Proxy Statement/Prospectus"), which Joint Proxy Statement/Prospectus is referenced as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.  Exhibits.

         4.1 Form of Certificate of Designation of Adjustable Rate Cumulative Preferred Stock, Series Q, of the Registrant to be in effect as of the effective time of the Merger (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 of the Registrant filed June 11, 1998 (File No. 333-56589) (the "Form S-4")).

         4.2 Form of Certificate of Designation of Adjustable Rate Cumulative Preferred Stock, Series R, of the Registrant to be in effect as of the effective time of the Merger (incorporated by reference to Exhibit 4.5 to the Form S-4).

         4.3 Form of Certificate of Designation of 8.30% Noncumulative Preferred Stock, Series S, of the Registrant to be in effect as of the effective time of the Merger (incorporated by reference to Exhibit 4.6 to the Form S-4).

         4.4 Form of Certificate of Designation of 8-1/2% Noncumulative Preferred Stock, Series T, of the Registrant to be in effect as of the effective time of the Merger (incorporated by reference to Exhibit 4.7 to the Form S-4).

         4.5 Form of Certificate of Designation of 7-3/4% Cumulative Preferred Stock, Series U, of the Registrant to be in effect as of the effective time of the Merger (incorporated by reference to Exhibit 4.8 to the Form S-4).

         4.6 Form of Deposit Agreement (the "Series Q Deposit Agreement") among Citicorp, Citibank, N.A., as depositary, and the holders from time to time of the depositary receipts described therein, relating to Citicorp Adjustable Rate Cumulative Preferred Stock, Series 18 (incorporated herein by reference to Exhibit 2.1 to Citicorp's Registration Statement on Form 8-A, filed May 20, 1994). After the effective time of the Merger, the Registrant will assume Citicorp's rights and obligations under this Deposit Agreement.

         4.7 Form of Deposit Agreement (the "Series R Deposit Agreement") among Citicorp, Citibank, N.A., as depositary, and the holders from time to time of the depositary receipts described therein, relating to Citicorp Adjustable Rate Cumulative


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                  Preferred Stock, Series 19 (incorporated herein by reference to Exhibit 2.1 to Citicorp's Registration Statement on Form 8-A, filed September 29, 1994). After the effective time of the Merger, the Registrant will assume Citicorp's rights and obligations under this Deposit Agreement.

         4.8 Form of Deposit Agreement (the "Series S Deposit Agreement") among Citicorp, Citibank, N.A., as depositary, and the holders from time to time of the depositary receipts described therein, relating to Citicorp 8.30% Noncumulative Preferred Stock, Series 20 (incorporated herein by reference to Exhibit
                  2.1 to Citicorp's Registration Statement on Form 8-A, filed October 10, 1994). After the effective time of the Merger, the Registrant will assume Citicorp's rights and obligations under this Deposit Agreement.

         4.9 Form of Deposit Agreement (the "Series T Deposit Agreement") among Citicorp, Citibank, N.A., as depositary, and the holders from time to time of the depositary receipts described therein, relating to Citicorp 8-1/2% Noncumulative Preferred Stock, Series 21 (incorporated herein by reference to Exhibit
                  2.1 to Citicorp's Registration Statement on Form 8-A, filed February 16, 1995). After the effective time of the Merger, the Registrant will assume Citicorp's rights and obligations under this Deposit Agreement.

         4.10 Form of Deposit Agreement (the "Series U Deposit Agreement") among Citicorp, Citibank, N.A., as depositary, and the holders from time to time of the depositary receipts described therein, relating to Citicorp 7-3/4% Cumulative Preferred Stock, Series 22 (incorporated herein by reference to Exhibit
                  2.1 to Citicorp's Registration Statement on Form 8-A, filed May 22, 1995). After the effective time of the Merger, the Registrant will assume Citicorp's rights and obligations under this Deposit Agreement.

         4.11 Form of Assignment and Assumption Agreement among Citicorp, Citibank, N.A., as depositary, and Travelers Group Inc. relating to the Series Q Deposit Agreement, the Series R Deposit Agreement, the Series S Deposit Agreement, the Series T Deposit Agreement, and the Series U Deposit Agreement.

         4.12 Form of stock certificate evidencing the Registrant's Adjustable Rate Cumulative Preferred Stock, Series Q.

         4.13 Form of stock certificate evidencing the Registrant's Adjustable Rate Cumulative Preferred Stock, Series R.

         4.14 Form of stock certificate evidencing the Registrant's 8.30% Noncumulative Preferred Stock, Series S.

         4.15 Form of stock certificate evidencing the Registrant's 8-1/2% Noncumulative Preferred Stock, Series T.


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         4.16     Form of stock certificate evidencing the Registrant's 7-3/4%
                  Noncumulative Preferred Stock, Series U.

         4.17 Form of depositary receipt evidencing depositary shares of the Registrant's Adjustable Rate Cumulative Preferred Stock, Series Q.

         4.18 Form of depositary receipt evidencing depositary shares of the Registrant's Adjustable Rate Cumulative Preferred Stock, Series R.

         4.19 Form of depositary receipt evidencing depositary shares of the Registrant's 8.30% Noncumulative Preferred Stock, Series S.

         4.20 Form of depositary receipt evidencing depositary shares of the Registrant's 8-1/2% Noncumulative Preferred Stock, Series T.

         4.21 Form of depositary receipt evidencing depositary shares of the Registrant's 7-3/4% Noncumulative Preferred Stock, Series U.

         99.1 Joint Proxy Statement/Prospectus of the Registrant and Citicorp, dated June 16, 1998 (included in the Form S-4 and incorporated by reference herein).


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 TRAVELERS GROUP INC.

Date: September 29, 1998

                                                 By /s/ Robert Matza
                                                   -----------------------------
                                                   Robert Matza
                                                   Vice President


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